Registration No. 333-91693
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                          LOUISIANA-PACIFIC CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                    93-0609074
       (State of incorporation)                (IRS Employer Identification No.)

             414 Union Street, Suite 2000
             Nashville, Tennessee                                   37219
       (Address of principal executive offices)                   (Zip Code)

                    LOUISIANA-PACIFIC EXECUTIVE LOAN PROGRAM
                            (Full title of the plan)

                                Anton C. Kirchhof
                                    Secretary
                          Louisiana-Pacific Corporation
                                805 S.W. Broadway
                             Portland, Oregon 97205
                            Telephone (503) 821-5100
           (Name, address, and telephone number of agent for service)

                                 DEREGISTRATION

      Pursuant to Registration Statement on Form S-8 (No. 333-91693) filed with the Securities and Exchange Commission on November 26, 1999, Louisiana-Pacific Corporation, a Delaware corporation, registered 1,700,000 shares of common stock, $1.00 par value per share, for issuance under the Louisiana-Pacific Executive Loan Program. Of the 1,700,000 shares originally registered, 1,163,882 shares were sold. The Registration Statement is hereby amended to deregister 536,118 shares of common stock, $1.00 par value per share, of Louisiana-Pacific Corporation.



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

                                   SIGNATURES

The Registrant.

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on the 13th day of August, 2004.



                                    LOUISIANA-PACIFIC CORPORATION
                                    (Registrant)


                                    By  /s/ Curtis M. Stevens
                                        --------------------------------------
                                        Curtis M. Stevens
                                        Executive Vice President, Administration
                                        and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities indicated as of the 13th day of August, 2004.



                  Signature                           Title
                  ---------                           -----

(1) Principal Executive Officer and Director:


      MARK A. SUWYN*                          Chief Executive  Officer, Chairman
                                              of the Board, Director


(2) Principal Financial Officer:


      /s/ Curtis M. Stevens                   Executive Vice President,
      --------------------------              Administration and Chief Financial
      Curtis M. Stevens                       Officer


(3) Principal Accounting Officer:


      /s/ Russell S. Pattee                  Corporate  Controller and Assistant
      --------------------------             Treasurer
      Russell S. Pattee


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


(4) A majority of the Board of Directors:


      /s/ E. Gary Cook                       Director
      --------------------------
      E. Gary Cook

      ARCHIE W. DUNHAM*                      Director

      /s/ Daniel K. Frierson                 Director
      --------------------------
      Daniel K. Frierson

      /s/ Paul W. Hansen                     Director
      --------------------------
      Paul W. Hansen

      BRENDA J. LAUDERBACK*                  Director

      /s/ Dustan E. McCoy                    Director
      --------------------------
      Dustan E. McCoy

      /s/ Lee C. Simpson                     Director
      --------------------------
      Lee C. Simpson

      /s/ Colin D. Watson                    Director
      --------------------------
      Colin D. Watson


      *By  /s/ Anton C. Kirchhof
           ---------------------
            Anton C. Kirchhof
            Attorney-in-fact



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